SECURITIES PURCHASE AGREEMENT
dated as of May 16, 2016
between
CASTLIGHT HEALTH, INC.,
and
SAP TECHNOLOGIES, INC.

ii

This SECURITIES PURCHASE AGREEMENT (“Agreement”) is made and entered into as of May 16, 2016, by and among Castlight Health, Inc., a Delaware corporation (the “Company”), and SAP Technologies, Inc., a Delaware corporation (“Investor” and together with the Company, the “Parties”).
PRELIMINARY STATEMENTS
Investor desires to purchase from the Company, and the Company desires to sell and issue to Investor, upon the terms and conditions stated in this Agreement, (a) 4,762,658 shares of the Company’s Class B Common Stock, par value $0.0001 per share (“Common Stock,” together with any securities into which such shares may be reclassified, whether by merger, charter amendment or otherwise, the “Shares”), and (b) warrants (the “Warrants”) to purchase an aggregate of 1,905,063 shares of Common Stock (subject to adjustment) at an exercise price of $4.91 per share (subject to adjustment) pursuant to the warrant agreement attached hereto as Exhibit A (the “Warrant Agreement”).
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS
Capitalized terms used in this Agreement shall have the meanings indicated below or elsewhere in this Agreement:
“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.
“Agreement” has the meaning set forth in the Preamble.
“Board” means the Board of Directors of the Company.
“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in New York City are authorized or required by applicable law to remain closed.
“Change of Control of the Company” means a change in ownership or control of the Company effected through (a) a merger, consolidation or other reorganization approved by the Company’s stockholders, unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the Persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction; (b) a stockholder-approved sale, transfer or other disposition of all or substantially all of the Company’s assets; or (c) the closing of any transaction or series of transactions to which any Person or any group of Persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the Exchange Act becomes

iii

directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing (or convertible into or exercisable for securities possessing) more than 50% of the total combined voting power of the Company’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s existing stockholders.
“Class A Common Stock” means the Class A common stock of the Company, par value $0.0001 share.
“Closing” has the meaning set forth in Section 2.02.
“Closing Date” has the meaning set forth in Section 2.02.
“Common Stock” has the meaning set forth in the Preliminary Statements.
“Company” has the meaning set forth in the Preamble.
“Competing Bid” shall mean an offer by Investor or any Investor Controlled Entity, Parent Entity, Affiliate of Investor or any 13D Group of which Investor or any of its Affiliates (other than any Independent Holder) is a member to acquire Voting Stock of the Company that, if consummated, would result in a Change of Control of the Company; provided that such offer is made at a time that follows a publicly announced offer by another Person (other than Investor or any Investor Controlled Entity, Parent Entity, Affiliate of Investor or any 13D Group of which Investor or any of its Affiliates (other than any Independent Holder) is a member) that, if consummated, would result in a Change of Control of the Company and during such time as such offer is effective.
“Distribution Agreement” means any written agreement entered into after the date hereof between the Company and Investor or any of its Affiliates pursuant to which Investor or any of its Affiliates agrees to distribute or co-market Company solutions.
“Effect” means any change, event, circumstance or effect.
“Effectiveness Period” has the meaning set forth in Section 6.01(b).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“GAAP” means United States generally accepted accounting principles.
“Governmental Authority” means any federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, or any non-governmental self-regulatory organization, agency, commission or authority.
“Indemnified Party” has the meaning set forth in Section 6.04(c).
“Indemnifying Party” has the meaning set forth in Section 6.04(c).
“Independent Holder” has the meaning set forth in Section 5.03(a).

“Intellectual Property” means any Registered Intellectual Property and any (i) trade secrets under applicable law, including confidential and proprietary information and know-how; (ii) Software; (iii) rights in data, and (iv) unregistered trademarks, trademark applications, trade dress, logos and corporate names.
“Investor” has the meaning set forth in the Preamble.
“Investor Controlled Entity” shall mean an entity of which Investor collectively owns or controls, directly or indirectly, not less than a majority of the outstanding voting power entitled to vote in the election of directors of such entity (or, in the event the entity is not a corporation, the governing members, board or other similar body of such entity).
“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including reasonable attorneys’ fees.
“Material Adverse Effect” means any Effect that has had a material adverse effect on (i) the legality, validity or enforceability of any of the Transaction Documents, (ii) the results of operations, assets, business or financial condition of the Company and the subsidiaries, taken as a whole on a consolidated basis, or (iii) the Company’s ability to perform on a timely basis its obligations under any of the Transaction Documents.
“Material Contract” means any contract, instrument or other agreement to which the Company or any of its subsidiaries is a party or by which it is bound that is material to the business of the Company and its subsidiaries, taken as a whole, including those that have been filed or were required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.
“NYSE” means the New York Stock Exchange.
“Parent Entity” shall mean any entity that owns, directly or indirectly, at least a majority of the outstanding voting power entitled to vote in the election of directors of Investor.
“Parties” has the meaning set forth in the Preamble.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, incorporated or unincorporated association, joint stock company, unincorporated organization, government or any department, subdivision or agency thereof, or other entity of any kind.
“Platform Agreement” means any written agreement entered into after the date hereof between the Company and Investor or any of its Affiliates pursuant to which the Company participates in the SAP platform currently known as the SAP “Connected Health Platform.”
“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
“Purchase Price” has the meaning set forth in Section 2.02.

“Registered Intellectual Property” means any of the following, as they exist anywhere in the world, to the extent registered: (a) patents, patent applications and statutory invention registrations; (b) trademarks, service marks, domain names and trade names; and (c) copyrights and mask works.
“Registrable Securities” means the Shares and the Warrant Shares issued or issuable pursuant to the Transaction Documents, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.
“Registration Statement” means a registration statement filed under Article VI, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
“Release Date” means (a) the date of expiration or termination of the Platform Agreement or (b), if the Initial Exercise Date (as defined in the Warrant Agreement) has not occurred within six (6) months of the Closing Date, the date that is nine (9) months after the Closing Date.
“SEC” means the U.S. Securities and Exchange Commission.
“SEC Filings” has the meaning set forth in Section 3.03.
“Securities” means, collectively, the Shares, the Warrants and the Warrant Shares.
“Securities Act” means the Securities Act of 1933, as amended.
“Shares” has the meaning set forth in the Preliminary Statements.
“Software” means computer software programs.
“Total Common Stock” means, collectively, the Class A Common Stock and the Common Stock.
“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, and the Warrants.
“Voting Stock” means shares of Common Stock and any other securities of the Company having the ordinary power to vote in the election of members of the Board.
“Warrant Agreement” has the meaning set forth in the Preliminary Statements.
“Warrant Shares” means the shares of Common Stock to be issued upon exercise of the Warrants (as adjusted by any stock split, dividend or other distribution, recapitalization or similar event) pursuant to the terms of the Warrants.
“Warrants” has the meaning set forth in the Preliminary Statements.
“10-K” means the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed by the Company with the SEC.

“13D Group” means any group of Persons that would be required under Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D or Schedule 13G with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Stock representing more than 5% of any class of Voting Stock then outstanding.
ARTICLE II
PURCHASE AND SALE OF SHARES AND WARRANTS
Section 2.01.    Purchase and Sale. Subject to the terms and conditions of this Agreement, Investor shall purchase, and the Company shall sell and issue to Investor, the Shares and Warrants in exchange for the Purchase Price.
Section 2.02.    Closing. The Company shall deliver to Investor the Shares in uncertificated form and Warrants. Upon such receipt by Investor, it shall promptly wire immediately available funds to an account designated by the Company in writing, in an amount equal to $17,955,221 (the “Purchase Price”). The “Closing Date” means the date on which the Company receives the Purchase Price and appropriate evidence of the issuance of the Shares in uncertificated form registered in the name of the Investor and Warrants are delivered to Investor (the “Closing”). The Closing of the purchase and sale of the Shares and Warrants shall take place at the offices of Allen & Overy LLP, 1221 Avenue of the Americas, New York, New York 10020, or at such other location and on such other date as the Company and Investor shall mutually agree.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to Investor that:
Section 3.01.    Organization and Standing. The Company and each of its material subsidiaries are duly organized, validly existing and in good standing, to the extent applicable, under the laws of their respective jurisdictions of organization. The Company and each of its material subsidiaries have the corporate or limited liability company power, as applicable, and authority to own, lease and operate their respective assets and properties and to conduct their respective businesses. Each of the Company and its material subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction, except where the failure to be so qualified and in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.  The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws.
Section 3.02.    Authority; Noncontravention.
(a)    The Company has all requisite corporate power and authority to enter into the Transaction Documents and to consummate the transactions contemplated thereunder.  The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereunder have been duly authorized by the Board.  The Transaction Documents have been duly executed and delivered by the Company and constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effect, if any, of applicable bankruptcy and other similar laws affecting the rights of creditors generally and rules of law governing specific performance, injunctive relief and other equitable remedies.  The Board, by resolutions duly adopted (and not thereafter modified or rescinded) by the vote of the Board, has approved and adopted the Transaction Documents and determined that the terms and conditions of the Transaction Documents are advisable and in the best interests of the Company and its stockholders.  The adoption of the Transaction Documents and issuance of the Securities does not require the vote or approval of the holders of the Total Common Stock or the holders of any securities in the Company’s subsidiaries, except for such vote or approval that has been obtained.
(b)    The execution and delivery of the Transaction Documents by the Company does not, and the consummation of the transactions contemplated thereunder, including the issuance of the Securities, will not (i) conflict with, or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under any provision of the certificate of incorporation or bylaws of the Company, in each case as amended to date; (ii) conflict in any material respect with, or constitute a material default (or an event that, with notice or lapse of time or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Contract; or (iii) conflict in any material respect with, or result in any material violation of or material breach of any applicable statute, rule, regulation, order or other legal requirement of any Governmental Authority having jurisdiction over the Company, any of its subsidiaries or any of their respective assets or properties.
(c)    No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to the Company in connection with the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereunder, except for (i) the filing of a Current Report on Form 8-K within four Business Days of the Closing Date reporting the transactions contemplated by the Transaction Documents with the SEC, (ii) the application to the NYSE for the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby and (iii) such other consents, authorizations, filings, approvals, notices and registrations that, if not obtained or made, would not be material to the Company’s ability to perform its obligations under the Transaction Documents, and would not prevent, materially alter or delay any of the transactions contemplated thereunder.
Section 3.03.    Capitalization.  The Company has the capitalization set forth in the 10-K as of the date set forth therein, and all other reports filed by the Company pursuant to the Exchange Act since the filing of the 10-K and prior to the date hereof as of the respective dates set forth therein (collectively, the “SEC Filings”).  All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable legal requirements and all material requirements set forth in applicable Material Contracts.  No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company.  Except as described in the SEC Filings, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, except for securities that may be granted to employees of the Company under the Company’s existing equity incentive plan subsequent to the date of the SEC Filings.  Except as described in the SEC Filings, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the stockholders of the Company relating to the securities of the Company held by them.  Except as described in the SEC Filings and in this Agreement, no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other

Person. Except as described in the SEC Filings, there are no material profit participation or phantom equity awards, interests, or rights with respect to the Company or its capital stock issued to or held by any current or former director, officer, employee or consultant of the Company.
Section 3.04.    Valid Issuance.  The Securities have been duly and validly authorized and, when issued pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.  The issuance of the Securities does not contravene the rules and regulations of the NYSE.  Assuming the accuracy of the representations of Investor contained herein, the Securities will be exempt from registration pursuant to (a) Rule 506 of Regulation D promulgated under the Securities Act or Section 4(2) of the Securities Act.
Section 3.05.    Poison Pill.  Except as described in the Company’s certificate of incorporation filed with the Delaware Secretary of State on March 19, 2014, the Company does not have outstanding stockholder purchase rights, a “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest of the Company upon the occurrence of certain events.
Section 3.06.    Absence of Certain Changes.  Except for the execution and performance of the Transaction Documents and the discussions, negotiations and transactions related thereto, since December 31, 2015, except as identified and described in the SEC Filings, the Company has conducted its business in the ordinary course consistent with past practice and there has not been:
(a)    any Effect that, individually or taken together with all other Effects that have occurred prior to the Closing, has had or would reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole;
(b)    any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the 10-K or subsequently filed SEC Filings, except for changes in the ordinary course of business that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole;
(c)    any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;
(d)    any material acquisition of any business or entity, or assets of a business or entity, whether by way of merger, consolidation, purchase of stock, purchase of assets, license or otherwise;
(e)    any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company or its subsidiaries;
(f)    any waiver, not in the ordinary course of business, by the Company or any of its subsidiaries of a material right or of a material debt owed to it, other than intercompany debt;
(g)    any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or its subsidiaries, except in the ordinary course of business consistent with past practice and that is not material to the assets, properties, financial condition, operating results or business of the Company;

(h)    any change or amendment to (i) the Company’s Certificate of Incorporation or Bylaws or (ii) any Material Contract;
(i)    the loss of the services of any executive officer (as defined in Rule 405 under the Securities Act) of the Company;
(j)    the loss of any customer that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole; or
(k)    any material labor difficulties or labor union organizing activities with respect to employees of the Company or any of its material subsidiaries.
Section 3.07.    SEC Filings.
(a)    The Company has timely filed with or otherwise furnished (as applicable) to the SEC all filings required to be made by it pursuant to the Exchange Act and the Securities Act, including the SEC Filings. As of their respective dates, the SEC Filings, including any financial statements or schedules included or incorporated by reference therein, at the time filed complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Filings.
(b)    As of their respective dates, the SEC Filings, including any financial statements or schedules included or incorporated by reference therein, at the time filed did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(c)    The Company is eligible to use Form S-3 to register the disposition of the Shares for sale by Investor as contemplated by Article VI.
Section 3.08.    Litigation.  Except as described in the SEC Filings, there are no material pending legal proceedings before any Governmental Authority against or affecting the Company, its subsidiaries or any of its or their properties, and to the Company’s knowledge, no such material legal proceedings are threatened.
Section 3.09.    Financial Statements.  The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in material conformity with GAAP (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Quarterly Reports on Form 10-Q under the Exchange Act).  Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, neither the Company nor any of its subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

Section 3.10.    Compliance with NYSE Continued Listing Requirements.  The Company is in compliance with applicable continued listing requirements of the NYSE.  There are no proceedings pending or, to the Company’s knowledge, threatened against the Company relating to the continued listing of the Common Stock on the NYSE and the Company has not received any currently pending notice of the delisting of the Common Stock from the NYSE.
Section 3.11.    Intellectual Property; Data Privacy and Protection.  Except as disclosed in the SEC Filings, the Company and its subsidiaries own, possess or have obtained valid licenses for, or other legal and valid rights to use, the material Intellectual Property necessary for the conduct of the business of the Company and its subsidiaries in all material respects as currently conducted and as described in the SEC Filings as being owned or licensed by them.  To the knowledge of the Company, all material Intellectual Property owned by the Company and its subsidiaries is valid, subsisting and enforceable. Except as either described in the SEC Filings, there is no pending or, to the Company’s knowledge, threat of any action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries rights in or to its material Intellectual Property, or the validity, enforceability or scope of any material Registered Intellectual Property owned by or licensed to the Company or any of its subsidiaries, or claiming that the use of any material Intellectual Property by the Company or any of its subsidiaries in their respective businesses as currently conducted infringes, misappropriates or otherwise violates in any material respect the Intellectual Property rights of any third party.  Except as described in the SEC Filings and except as has not had and would not reasonably be expected to result in a Material Adverse Effect on the Company, (a) neither the Company nor any of its subsidiaries infringes or misappropriates or otherwise violates in any material respect the material Intellectual Property rights of any third party; provided that with respect to third-party patents and patent applications, the foregoing representation is made to the Company’s knowledge only, and (b) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating in any material respect the material Intellectual Property rights of the Company or its subsidiaries.  The Software used by the Company and its subsidiaries is adequate in all material respects for the operation of the business of the Company and its subsidiaries in all material respects as they are conducted on the Closing Date and, (y) is free from any material defect, except for such defects as are expected to be corrected by subsequent routine updates to such Software or as are immaterial to the functionality of such Software as a whole, and (z) the source code owned by the Company and its subsidiaries is not subject to any requirement that it be delivered, disclosed, licensed or otherwise made available to any Person, pursuant to an open source software license. Except as described in the SEC Filings, the Company and its subsidiaries are in material compliance with applicable law and all material contractual obligations relating to data privacy and security. The Company and its subsidiaries have implemented and maintain reasonable business continuity and security technology consistent with industry practices to preserve the availability, security and integrity of its and their information technology systems, and the data and information stored thereon. To the knowledge of the Company, no Person has gained unauthorized access to any such information technology system, data or information in a manner that has had, or would be reasonably expected to result in, a Material Adverse Effect on the Company. The Company and its subsidiaries have complied, in all material respects, with its and their own policies relating to privacy, data security or the collection, retention or use of any personal information (including health information) collected, used or held for use by or on behalf of the Company or its subsidiaries. No action, suit, proceeding or claim has been asserted or, to the knowledge of the Company, threatened against the Company or any subsidiary, alleging a material violation of any Person’s privacy, personal information or related rights that would reasonably be expected to result in a Material Adverse Effect on the Company.
Section 3.12.    Brokers and Finders.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, Investor or any of their respective subsidiaries for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than as previously disclosed to Investor.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF INVESTOR
Investor hereby represents and warrants that:
Section 4.01.    Organization and Standing.  Investor is a corporation duly organized, validly existing and in good standing, to the extent applicable, under the laws of its jurisdiction of organization and has the corporate power and authorization to enter into this Agreement and perform its obligations hereunder.
Section 4.02.    Authority; Non-Contravention.
(a)    Investor has the requisite corporate power and authority to enter into the Transaction Documents and to consummate the transactions contemplated thereunder.  The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereunder have been duly authorized by all requisite corporate action by Investor.  The Transaction Documents have been duly executed and delivered by Investor and constitute the valid and binding obligations of Investor enforceable against Investor in accordance with their terms, subject to the effect, if any, of applicable bankruptcy and other similar laws affecting the rights of creditors generally and rules of law governing specific performance, injunctive relief and other equitable remedies.
(b)    The execution, delivery and performance by Investor of this Agreement and the other Transaction Documents, and the consummation by Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational or constitutional documents of Investor; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any contract to which Investor is a party; or (iii) result in a violation of any applicable law to Investor or by which any property or asset of Investor is bound or affected.
(c)    Except as contemplated in this Agreement, (i) no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Investor in connection with the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereunder or (ii) no consent, approval or authorization from, or any waiver by any third party pursuant to any contract to which it is a party, is required, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of Investor to perform its obligations hereunder.
Section 4.03.    Status and Investment Intent of Investor.
(a)    Investment Intent. Investor is acquiring the Securities for its own account for investment purposes only and not with a view to any public distribution thereof or with any intention of selling, distributing or otherwise disposing of the Securities in a manner that would violate the registration requirements of the Securities Act.  Investor acknowledges and agrees that the Securities may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any applicable state securities laws, except pursuant to an exemption from such registration under the Securities Act and such laws.  Investor is able to bear the economic risk of holding the Securities for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.
(b)    Investigation. Investor acknowledges and affirms that, with the assistance of its advisors, it has conducted and completed its own investigation, analysis and evaluation related to the investment in the Securities.  Investor has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Securities.
(c)    Accredited Investor. Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act. Investor was not organized solely for the purpose of acquiring the Securities and is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.
Section 4.04.    Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Investor.
ARTICLE V
COVENANTS
Section 5.01.    Reservation and Listing of Shares.
(a)    The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance upon exercise of the Warrants in such amount as may then be required to fulfill its obligations in full under the Warrants.
(b)    The Company shall cause the Shares and Warrant Shares to be listed on the NYSE promptly following the date hereof (with respect to the Shares) and promptly following the date Investor exercises the Warrants (with respect to the Warrant Shares). Further, if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it shall include in such application the Shares and Warrant Shares, if applicable, and will take such other action as is reasonably necessary to cause such Common Stock to be so listed. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on the NYSE and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the listing rules of the NYSE.
Section 5.02.    Lock-Up. From and after the Closing Date until the earlier of (i) the date that is 18 months after the Closing Date or (ii) the Release Date, Investor hereby agrees not to (a) sell, transfer or otherwise dispose of, directly or indirectly, any Shares or Warrant Shares or (b) enter into any swap or other arrangement that transfers to another Person any of the economic consequences of ownership of Shares or Warrant Shares, except to the Company, in response to a tender or exchange offer for the Common Stock (other than a tender or exchange offer by Investor, any Investor Controlled Entity, Parent Entity, Affiliate of Investor or 13D Group of which Investor or any of its Affiliates (other than any Independent Holder) is a member) or as part of a transaction in which all outstanding shares of Common Stock of the Company are converted into or exchanged for other consideration and is approved by the stockholders of the Company.
Section 5.03.    Standstill.
(a)    Investor agrees that until the earliest to occur of (x) Investor ceasing to beneficially own at least 2% of the Total Common Stock of the Company for a period of at least 90 consecutive days, (y) the fifth anniversary of the Closing Date or (z) the Release Date, neither Investor, nor any Investor Controlled Entity, Parent Entity, Affiliate of Investor (other than any officer or director of Investor and/or a Parent Entity who is not acting in concert with respect to the Total Common Stock with Investor or any Investor Controlled Entity, Parent Entity or Affiliate of Investor with respect to the Total Common Stock (an “Independent Holder”)) or 13D Group of which Investor or any of its Affiliates (other than any Independent Holder) is a member shall, directly or indirectly:
(i)    except at the specific written request of the Company or pursuant to a Competing Bid, propose to enter into, directly or indirectly, any merger or business combination involving the Company or any of its subsidiaries or divisions;
(ii)    except as permitted by clause (i) of this Section 5.03(a) or pursuant to exercise of the Warrants, acquire additional shares of Voting Stock without the consent of the Board if the effect of such acquisition would be to increase the percentage of Total Common Stock of the Company beneficially owned by Investor, any Investor Controlled Entity, Parent Entity, Affiliate of Investor (other than any Independent Holder) or 13D Group of which Investor or any of its Affiliates (other than any Independent Holder) is a party, including any Voting Stock issuable upon the exercise of any Warrants, to more than 10% of the Total Common Stock;
(iii)    solicit or participate in the solicitation of proxies with respect to any Voting Stock, or seek to advise or influence any person with respect to the voting of any Voting Stock (except as otherwise provided or contemplated by this Agreement);
(iv)    deposit any Voting Stock in a voting trust or, except as otherwise provided or contemplated herein, subject any Voting Stock to any arrangement or agreement with any third party with respect to the voting of such Voting Stock;
(v)    except as permitted by clause (i) of this Section 5.03(a), join a 13D Group (other than a group comprising solely of Investor and its Affiliates (other than any Independent Holder)) for the purpose of acquiring, holding, voting or disposing of Voting Stock if such 13D Group would thereby beneficially own more than 10% of the Total Common Stock;
(vi)    except at the request of the Company or pursuant to a Competing Bid, take any action that is reasonably likely to require the Company to make a public announcement regarding the possibility of a business combination or merger involving the Company or any of its subsidiaries or divisions;
(vii)    act, alone or in concert with others, to seek to control the management, the Board or the policies of the Company, unless such action is taken pursuant to, or in accordance with the terms of, the Distribution Agreement or Platform Agreement;

(viii)    publicly disclose any intention, plan or arrangement inconsistent with the foregoing;
(ix)    advise, assist or knowingly encourage any other Persons in connection with any of the foregoing; or
(x)    publicly request that the Company (or its respective directors, officers, Affiliates, employees or agents), directly or indirectly, amend or waive any provision of this Section 5.03(a).
Notwithstanding anything to the contrary in this Agreement, (A) the prohibitions in this Section 5.03(a) shall not affect Investor’s ability to hold the Shares, the Warrants or the Warrant Shares or to exercise its rights under the Warrants; (B) the prohibitions in this Section 5.03(a) shall not prevent Investor from making an offer to the Board to acquire all of the outstanding shares of capital stock of the Company or proposing to the Company any other strategic transaction, so long as such offer or proposal is not publicly disclosed; (C) the prohibitions in this Section 5.03(a) shall not apply to any employee pension benefit plan or similar plan of Investor or of any Affiliate of Investor that invests in the Company; (D) in the event that it shall be publicly announced or disclosed that the Company has (1) entered into a Change of Control of the Company transaction or an agreement for a Change of Control of the Company or (2) received an unsolicited offer (determined to be bona fide by the Board in good faith) for a majority of the outstanding shares of capital stock of the Company, or for the sale of the Company or substantially all of its assets at any time, Investor shall be released from compliance with the terms of this Section 5.03(a) with respect to such transaction, offer or process; and (E) this Section 5.03(a) shall not prevent Investor from tendering shares in connection with a third-party tender offer or participating in any sale approved by the Board.
For clarity, neither Investor, nor any Investor Controlled Entity, Parent Entity, Affiliate of Investor or 13D Group of which Investor or any of its Affiliates is a member will discuss, encourage, facilitate or otherwise cooperate with an Independent Holder in connection with any action if undertaken by the Investor, Investor Controlled Entity, Parent Entity, Affiliate of Investor or 13D Group of which Investor or any of its Affiliates is a member would violate Section 5.03(a).
(b)    In the event the Company becomes aware that Investor (together with any Investor Controlled Entity, Parent Entity, Affiliate of Investor (other than any Independent Holder) or 13D Group of which Investor or any of its Affiliates (other than any Independent Holder) is a member) exceeds the ownership limitations under Section 5.03(a)(iv), the Company will promptly provide written notice to Investor. Following delivery of such notice, at the option of the Company, Investor must either (i) sell shares of Common Stock to the Company, as soon as reasonably practicable after it receives notice thereof from the Company, at the closing price of the Common Stock on the NYSE on the day prior to the date on which Investor receives such notice, or (ii) sell such shares to a third party as soon as reasonably practicable after receiving such notice and on such date or dates as decided after consultation with the Company, in each case to cause Investor’s holdings (together with the holdings of any Investor Controlled Entity, Parent Entity, Affiliate of Investor (other than any Independent Holder) or 13D Group of which Investor or any of its Affiliates (other than any Independent Holder) is a member) not to exceed such ownership limitations.
Section 5.04.    Public Disclosure.  Each Party hereto agrees to consult with the other Party before issuing or making, and to provide the other Party a reasonable prior opportunity to review, comment on and concur with, and use all reasonable efforts to agree on, any press release, public statement or disclosure with respect to the Transaction Documents or the transactions contemplated hereby or thereby, and further agrees not to issue any such press release, public statement or disclosure without the prior written consent (including via email) of the other

Party, which such consent shall not be unreasonably withheld.  Notwithstanding the foregoing, any Party may, without the prior written consent of the other Party, (i) issue any press release, public statement or disclosure required by law (including, for the avoidance of doubt, the filing of any of the Transaction Documents as required exhibits to any report of the Company filed with the SEC pursuant to the Exchange Act and any other disclosures required to be filed with the SEC relating to the transactions contemplated hereby or otherwise describing the terms and conditions of the Transaction Documents) if such Party has used reasonable efforts to provide the other Party a reasonable opportunity to review such press release, public statement or disclosure and has, in good faith, considered any modifications to such press release, public statement or disclosure of such other Party prior to the time such press release or public statement or disclosure is required to be released pursuant to applicable law, regulation or any listing rule of the NYSE and (ii) issue, make, comment on or concur with any press release, public statement or disclosure with the respect to the Transaction Documents or the transactions contemplated hereby or thereby that is the same, substantially similar or consistent with disclosure for which the other Party has previously provided its written consent.
Section 5.05.    Securities Law Matters.
(a)    Restricted Securities.  Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.
(b)    Legends.  It is understood that, except as provided below, book entry accounts evidencing the Shares and Warrant Shares may bear the following or any similar legends:
THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.
THESE SECURITIES MAY BE SUBJECT TO TRANSFER RESTRICTIONS SET FORTH IN A CERTAIN SECURITIES PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.
(c)    Removal of Legends. Notwithstanding the foregoing, Investor shall be entitled to receive from the Company a like number of shares not bearing such legend upon the request of Investor (i) at such time as such restrictions are no longer applicable and (ii) with respect to the restriction on transfer of such shares under the Securities Act, delivery of a customary opinion of counsel to Investor, which opinion is reasonably satisfactory in form and substance to the Company and its counsel, that the restriction referenced in such legend is no longer required in order to ensure compliance with the Securities Act.

Section 5.06.    Conversion Procedures. The form of Notice of Exercise included in the Warrants sets forth the totality of the procedures required for Investor to exercise the Warrants. Without limiting the preceding sentence, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required in order to exercise the Warrants. The Company shall honor any such exercise of the Warrants and shall deliver the Warrant Shares in accordance with the terms, conditions and time periods set forth in the Warrants.
Section 5.07.    Poison Pill. The Company covenants and agrees that it shall not (a) at any time after the date hereof through the date the Warrants expire or become void adopt a shareholder rights plan, “poison pill” or similar arrangement that would prevent Investor from exercising the Warrants and (b) at any time after the date hereof through the date the prohibitions in Section 5.03(a) terminate, adopt a shareholder rights plan, “poison pill” or similar arrangement that would prevent Investor from acquiring up to 10% of the Total Common Stock.
Section 5.08.    Corporate Opportunities. Nothing in this Agreement shall require either Party to disclose or share information or business opportunities with the other Party, and any such disclosure or sharing that may occur from time to time is voluntary and shall not be construed as (a) creating a commitment as to any product, including the development or functionality of any product; (b) soliciting any business or incurring any obligation not specified herein; or (c) prohibiting either Party from associating itself with competitors of the other Party for any purpose. Furthermore, nothing in this Agreement shall prohibit or restrict, or be construed as prohibiting or restricting, any Party from developing, making, using, marketing, licensing or distributing products or services that are competitive with those of the other Party. Notwithstanding anything to the contrary in this Agreement, the confidentially obligations of the Parties as set forth in any written agreements between the Parties will continue to be in full force and effect.
ARTICLE VI
REGISTRATION RIGHTS
Section 6.01.    Shelf Registration on Form S-3.
(a)    During the time period beginning upon the expiration of the transfer restrictions contained in Section 5.02 and ending on the date that all Registrable Securities have been sold or can be sold publicly under Rule 144 without volume or manner of sale limitation or Investor no longer owns at least 1% of the outstanding Common Stock, upon written request by Investor, the Company shall, as soon as reasonably practicable, prepare and file with the SEC a shelf Registration Statement covering the resale of Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415; provided, however, that the Company shall not be obligated to effect, or to take any action to effect, such registration after the Company has effected two (2) registrations pursuant to this Article VI. The Registration Statement shall be on Form S-3 or any successor form thereto (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3 or any successor form thereto, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the Exchange Act).
(b)    The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practical after the filing thereof, and, subject to Section 6.01(e), shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act for all Registrable Securities until the date that all Registrable Securities have been sold or can be sold publicly under Rule 144 without volume or manner of sale limitations or Investor no longer owns at least 1% of the outstanding Common Stock (the “Effectiveness Period”).
(c)    The Company shall notify Investor in writing promptly (and in any event within two Business Days) after receiving notification from the SEC that the Registration Statement has been declared effective.
(d)    The Company may require Investor to provide such information regarding Investor as may be required under the Securities Act to effect the registration contemplated hereunder.
(e)    If at any time after a Registration Statement has become effective the Company is engaged in any plan, proposal or agreement with respect to any financing, acquisition, recapitalization, reorganization or other material transaction or development the public disclosure of which would be detrimental to the Company, then the Company may direct that such request be delayed or that use of the Prospectus contained in such Registration Statement be suspended, as applicable, for a period of up to 45 days. The Company will notify Investor of the delay or suspension. In the case of notice suspending an effective Registration Statement, Investor will immediately discontinue any sales of Registrable Securities pursuant to such Registration Statement until Investor has received copies of a supplemented or amended Prospectus, or until Investor is advised in writing by the Company that the then-current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company may exercise the rights provided by this Section 6.01(e) for an aggregate of up to 120 days within any 365-day period.
(f)    The Company will use its commercially reasonable efforts to cooperate with Investor in the disposition of the Registrable Securities covered by a Registration Statement.
Section 6.02.    Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:
(a)    (i) Prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective, as to the applicable Registrable Securities for the Effectiveness Period, and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities during the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably practical to any comments received from the SEC with respect to each Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act applicable to the Company with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period, in accordance with the intended methods of disposition by Investor thereof set forth in a Registration Statement as so amended or in such Prospectus as so supplemented.
(b)    Notify Investor as promptly as reasonably practical, and confirm such notice in writing no later than two Business Days thereafter, of any of the following events: (%3) any Registration Statement or any post-effective amendment is declared effective; (%3) the Company becomes aware that the SEC has issued any stop order suspending the effectiveness of any Registration Statement or initiates any proceedings for that purpose; (%3) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any proceeding for such purpose; or (%3) the financial statements included in any Registration Statement become ineligible for inclusion therein or any

Registration Statement or Prospectus or other document contains any untrue statement of a material fact, or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(c)    Use its commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction within the United States, as soon as possible.
(d)    If requested by Investor, promptly provide Investor, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent requested by Investor (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.
(e)    Promptly deliver to Investor, without charge, as many copies of the Prospectus (including each form of prospectus) and each amendment or supplement thereto as Investor may reasonably request. The Company hereby consents to the use of such Prospectus, and each amendment or supplement thereto, by Investor in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, to the extent permitted by federal and state securities laws and regulations.
(f)    Prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify or cooperate with Investor in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as Investor requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for so long as required, but not to exceed the duration of the Effectiveness Period, and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(g)    Upon sale of such Registrable Securities pursuant to an effective Registration Statement, cooperate with Investor to facilitate the timely preparation and delivery of the shares representing Registrable Securities to be delivered to a transferee’s book entry account, which shares shall be free, to the extent permitted by this Agreement and under applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any Investor may reasonably request.
(h)    Promptly upon the occurrence of any event described in Section 6.02(b)(iv), prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither such Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(i)    Comply in all material respects with all rules and regulations of the SEC applicable to the Company in connection with the registration of the Securities.

(j)    Comply in all material respects with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the holders in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the holders are required to make available a Prospectus in connection with any disposition of Registrable Securities or take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.
Section 6.03.    Registration Expenses. The Company shall pay all fees and expenses incident to the performance of or compliance with Article VI of this Agreement, but excluding underwriting discounts and commissions, fees and expenses of Investor (including fees and expenses of Investor’s counsel), including (a) all registration and filing fees and expenses, including those related to filings with the SEC, the NYSE and in connection with applicable state securities or Blue Sky laws; (b) printing expenses (including expenses of printing certificates for Registrable Securities); (c) messenger, telephone and delivery expenses incurred by the Company; (d) fees and disbursements of counsel for the Company; (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement; and (f) all listing fees to be paid by the Company to the NYSE.
Section 6.04.    Indemnification.
(a)    Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless Investor, the officers, directors, partners, members, agents and employees of each of them, each Person who controls Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against all Losses arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of Company prospectus or in any amendment or supplement thereto, or in any Company preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, provided, however, that the Company shall not be liable in any such case to the extent that such Losses arise out of, or are based upon, an untrue statement or omission or alleged untrue statement or omission made in such Registration Statement in reliance upon and in conformity with information that is based solely upon information regarding Investor furnished to the Company by Investor in writing expressly for use therein or relates solely to Investor or Investor’s proposed method of distribution of Registrable Securities, and was provided by Investor in writing for use in such Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto.
(b)    Indemnification by Investor. Investor shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Company, its officers, directors, partners, members, agents and employees of each of them, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against all Losses arising out of any untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of Company prospectus or in any amendment or supplement thereto, or in any Company preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated

therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, in each case, on the effective date thereof, but only to the extent that such untrue statement or omission is based solely upon information regarding Investor furnished to the Company by Investor in writing expressly for use therein, or to the extent that such information solely relates to Investor or Investor’s proposed method of distribution of Registrable Securities and was provided by Investor for use in such Registration Statement, such Prospectus or such form of Prospectus, or in any amendment or supplement thereto. In no event shall the liability of Investor under this Article VI be greater in amount than the dollar amount of the net proceeds received by Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.
(c)    Conduct of Indemnification Proceedings. If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party. An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding; or (iii) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party, or that additional or different defenses may be available to the Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying Party), it being understood, however, that the Indemnifying Party shall not, in connection with any one such proceeding (including separate proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, unless such consent is unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding. All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 6.04(c) shall be paid to the Indemnified Party, as incurred, within twenty Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided that the Indemnifying Party shall reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).
(d)    Contribution. If a claim for indemnification under Section 6.04(a) or Section 6.04(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified

Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a Party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6.04(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 6.04 was available to such party in accordance with its terms. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.04 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.04, Investor shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by Investor from the sale of the Registrable Securities subject to the proceeding exceeds the amount of any damages that Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
Section 6.05.    Dispositions. Investor agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement, and shall sell its Registrable Securities in accordance with the plan of distribution set forth in the Prospectus. Investor further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 6.02(b)(ii), (iii) or (iv), Investor will use commercially reasonable efforts to discontinue disposition of Registrable Securities under a Registration Statement until Investor is advised in writing by the Company that the use of the Prospectus, or amended Prospectus, as applicable, may be used. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.
Section 6.06.    Assignment of Registration Rights. The registration rights under Article VI of this Agreement shall be automatically assignable by Investor to any transferee of all or any portion of Investor’s Registrable Securities who is an Affiliate of Investor if (a) Investor agrees in writing with the transferee or assignee to assign such rights and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (b) the Company is furnished with written notice of (i) the name and address of such transferee or assignee, and (ii) the securities with respect to which such registration rights are being transferred or assigned; (c) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws; (d) at or before the time the Company receives the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing to be bound by all of the provisions contained herein; and (e) such transfer shall have been made in accordance with the applicable requirements of this Agreement.
Section 6.07.    Piggy-Back Registrations. If (i) at any time beginning 30 days after the expiration of the transfer restrictions in Section 5.02 there is not an effective Registration Statement covering all of the Registrable Securities, (ii) the Registrable Securities cannot otherwise be sold under Rule 144, and (iii) the Company determines to prepare and file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to Investor, if not then eligible to sell all of its Registrable Securities under Rule 144 without volume or manner of sale limitation or Investor no longer owns at least 1% of the outstanding Common Stock, written notice of such determination and if, within ten days after receipt of such notice, Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of such Registrable Securities Investor requests to be registered. Notwithstanding the foregoing, in the event that, in connection with any underwritten public offering, the managing underwriter(s) thereof shall impose a limitation on the number of shares that may be included in a Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities (which may be none) with respect to which Investor has requested inclusion hereunder as the underwriter shall permit. If an offering in connection with which Investor is entitled to registration under this Section 6.07 is an underwritten offering, then Investor shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering and shall enter into an underwriting agreement in a form and substance reasonably satisfactory to the Company and the underwriter or underwriters.
Section 6.08.    “Market Stand-Off” Agreement. Investor agrees that neither Investor, nor any Investor Controlled Entity, Parent Entity, Affiliate of the Investor (other than Independent Holders) or any 13D Group of which the Investor or any of its Affiliates (other than Independent Holders) is a member shall, to the extent requested by the Company or an underwriter of securities of the Company in connection with a public offering of Common Stock in which Investor has elected to participate and has been permitted by the Company and the underwriter to participate on a pro rata basis (other than an offering pursuant to a Registration Statement filed pursuant to Section 6.01, sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Person for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed ninety (90) days (which period may be extended upon the request of the managing underwriter, to the extent required by any FINRA rules) following the effective date of any registration statement of the Company filed under the Securities Act other than a Registration Statement filed pursuant to Section 6.01; provided that all officers and directors of the Company and all other stockholders selling Common Stock in such offering enter into no less restrictive agreements. The obligations described in this Section 6.08 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future. Investor further agrees to execute (and cause any Investor Controlled Entity, Parent Entity, Affiliate of the Investor or any 13D Group of which the Investor or any of its Affiliates (other than any Independent Holder) is a member to execute) such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 6.08 or that are necessary to give further effect thereto. Investor agrees that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this Section 6.08.
ARTICLE VII

CONDITIONS TO INVESTOR’S OBLIGATIONS

The obligation of Investor to purchase the Shares and Warrants on the Closing Date is subject to the fulfillment to the reasonable satisfaction of Investor, on or prior to the Closing Date, of the following conditions, any of which may be waived by Investor:
Section 7.01.    Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties that address matters only as of a specified date, which representations and warranties shall be true and correct as of such specified date).
Section 7.02.    Officer Certificate. The Company shall have delivered a certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the condition in Section 7.01.
Section 7.03.    No Stop Order. No stop order or suspension of trading shall have been imposed by the NYSE, the SEC or any other Governmental Authority with respect to the public trading of the Common Stock.
ARTICLE VIII

CONDITION TO THE COMPANY’S OBLIGATIONS
The Company’s obligation to issue and deliver the Shares and Warrants to Investor on the Closing Date is subject to the fulfillment to the reasonable satisfaction of the Company, on or prior to the Closing Date, of the following conditions, either of which may be waived by the Company:
Section 8.01.    Representations and Warranties. The representations and warranties of Investor in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties that address matters only as of a specified date, which representations and warranties shall be true and correct as of such specified date).
Section 8.02.    Officer Certificate. Investor shall have delivered a certificate, executed on behalf of Investor by an officer or director of Investor, dated as of the Closing Date, certifying to the fulfillment of the condition in Section 8.01.
ARTICLE IX
SURVIVAL AND INDEMNIFICATION
Section 9.01.    Survival.  The representations and warranties in this Agreement shall survive for twelve (12) months following the Closing.

Section 9.02.    Indemnification.  Effective at and after the Closing, the Company hereby agrees to indemnify and hold harmless Investor, its controlled Affiliates and its directors, officers, employees, agents, successors and assigns from and against any and all Losses incurred or suffered by such Persons arising out of any misrepresentation or breach of representation or warranty (with the amount of Losses being determined without regard to any qualification or exception contained therein relating to materiality or Material Adverse Effect or any similar qualification or standard) or breach of covenants by the Company under this Agreement. Effective at and after the Closing, Investor hereby agrees to indemnify and hold harmless the Company, its controlled Affiliates and its directors, officers, employees, agents, successors and assigns from and against any and all Losses incurred or suffered by such Persons arising out of any misrepresentation or breach of representation or warranty (with the amount of Losses being determined without regard to any qualification or exception contained therein relating to materiality or Material Adverse Effect or any similar qualification or standard) or breach of covenants by the Investor under this Agreement. From and after the Closing, the remedies in this Article IX shall be the exclusive remedies of the parties hereto with respect to any and all matters arising under this Agreement and the transactions contemplated hereby, except for the remedies of specific performance, injunction and other non-monetary equitable relief.
Section 9.03.    Conduct of Indemnification Proceedings.  Any person entitled to indemnification hereunder shall (a) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (b) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (i) the indemnifying party has agreed to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (iii) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. The indemnifying party shall not be liable to any indemnified party under this Agreement (x) for any settlement by such indemnified party effected without the indemnifying party’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, or (y) for any Losses incurred by such indemnified party that a court of competent jurisdiction determines in a final judgment that is not subject to further appeal are solely and directly attributable to (i) a breach of any of the representations, warranties, covenants or agreements made by such indemnified party in this Agreement or in any other Transaction Document or (ii) the fraud, gross negligence or willful misconduct of such indemnified party.
ARTICLE X
MISCELLANEOUS
Section 10.01.    Termination. This Agreement may be terminated by the Company or Investor, by written notice to the other, if the Closing has not been consummated by the third Business Day following the date of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).
Section 10.02.    Governing Law. This agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the state of Delaware applicable to contracts executed and to be performed wholly within such state without giving effect to the choice of law principles of such state.
Section 10.03.    Dispute Resolution.  The Parties agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that such damage would not be adequately compensable in monetary damages.  Accordingly, the Parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware, in addition to any other remedies at law or in equity, and each Party agrees it will not take any action, directly or indirectly, in opposition to another Party seeking relief.  Each of the Parties hereto agrees to waive any bonding requirement under any applicable law, in the case any other Party seeks to enforce the terms by way of equitable relief.  Furthermore, each of the Parties hereto (a) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery or, to the extent that the Delaware Court of Chancery declines to exercise jurisdiction over the matter, other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement; (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery or, to the extent that the Delaware Court of Chancery declines to exercise jurisdiction over the matter, other federal or state courts of the State of Delaware; and (d) each of the Parties irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address set forth in Section 10.07 of this Agreement.
Section 10.04.    Waiver of Jury Trial.  Each of the Parties hereto waives any right to request a trial by jury in any litigation with respect to this agreement and represents that counsel has been consulted specifically as to this waiver.
Section 10.05.    Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed electronically and delivered in the form of a .PDF file sent via email and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Section 10.06.    Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
Section 10.07.    Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing (which may include an email) and shall be deemed effectively given as hereinafter described

(a) if given by personal delivery, then such notice shall be deemed given upon such delivery; (b) if given by email, then such notice shall be deemed given when sent (provided that such sent email is kept on file (whether electronically or otherwise) by the sending Party and the sending Party does not receive an automatically generated message from the recipient’s email server that such email could not be delivered to such recipient); (c) if given by mail, then such notice shall be deemed given upon the earlier of (i) receipt of such notice by the recipient or (ii) three days after such notice is deposited in first class mail, postage prepaid; and (d) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier.  All notices shall be addressed to the Party to be notified at the address as follows, or at such other address as such Party may designate by ten days’ advance written notice to the other Party:
If to the Company:
Castlight Health, Inc.
Two Rincon Center
121 Spear Street, Suite 300
San Francisco, CA 94105
Attention: General Counsel
Email: legal@castlighthealth.com
With a copy to:
Fenwick & West LLP
555 California St.
San Francisco, CA 94104
Attention: Matthew S. Rossiter
Email: mrossiter@fenwick.com
If to Investor:
SAP Technologies, Inc.
601 108th Avenue NE, Suite 1000
Bellevue, WA 98004
Attention: Kyle R. Sugamele
Email: kyles@concur.com
With a copy to:
Allen & Overy LLP
1221 Avenue of the Americas
New York, NY 10020
Attention: Peter Harwich
Email: peter.harwich@allenovery.com
Section 10.08.    Expenses.  Except as otherwise specifically provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.
Section 10.09.    Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding on the Company, Investor and their respective controlled Affiliates.
Section 10.10.    Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, nor any partial exercise thereof, shall impair any such right, power or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
Section 10.11.    Severability.  In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.
Section 10.12.    Entire Agreement.  This Agreement and the other Transaction Documents constitute the entire agreement between the Parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof.
Section 10.13.    No Third Party Beneficiaries; Assignment.  Except as contemplated in Section 9.02, this Agreement is solely for the benefit of the Parties hereto and is not binding upon or enforceable by any other persons.  No Party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, and any assignment in contravention hereof shall be null and void.  Nothing in this Agreement, whether express or implied (including the representations and warranties set forth in Article III and Article IV herein), is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any persons (including, for the avoidance of doubt, any stockholder of the Company) other than the Parties hereto, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party.
Section 10.14.    Interpretation and Construction.  When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” and “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word “will” shall be construed to have the same meaning as the word “shall.”  The words “date hereof” will refer to the date of this Agreement.  The word “or” is not exclusive.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.  Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented.  Each of the Parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel.  Each Party cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged between the Parties shall be deemed the work product of all of the Parties and may not be construed against any Party by reason of its drafting or preparation.  Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is hereby expressly waived by each of the Parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.  Any reference herein of “except as disclosed in the SEC Filings,” or similar reference, shall be deemed to exclude cautionary statements included in the Risk Factors or Forward-Looking Statements sections of the SEC Filings; provided that such exclusion shall not apply to any statements of historical fact.
Section 10.15.    Further Assurances.  The Parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

IN WITNESS WHEREOF, the Parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

CASTLIGHT HEALTH, INC.
By:	/s/ John C. Doyle
John C. Doyle
Chief Financial Officer and Chief Operating Officer

SAP TECHNOLOGIES, INC.
By:	/s/ Brad C. Brubaker
Brad C. Brubaker
Corporate Secretary

[Signature page to Stock Purchase Agreement]

EXHIBIT A

See attached.